Exhibit 10.1

Form of Note Subscription Agreement

NOTE SUBSCRIPTION AGREEMENT

by and among

Berkshire Hills Bancorp, Inc.

and

Dated as of September 20, 2012

i

ii

NOTE SUBSCRIPTION AGREEMENT dated as of September 20, 2012 (this “Agreement”) between Berkshire Hills Bancorp, Inc., a Delaware corporation (the “Company”) and                                                              (each, a “Purchaser” and collectively, the “Purchasers”).

BACKGROUND

The Purchasers wish to subscribe for and purchase, in the amount set forth next to each Purchaser’s name on Annex A and the Company desires to issue and sell, $75,000,000 principal amount of its 6.875% Fixed-to-Floating Rate Subordinated Notes Due 2027, having the terms described in the private placement memorandum, dated as of September 20, 2012 (“the Private Placement Memorandum”), attached as Annex B hereto (the “Notes”) and on the terms and subject to the conditions set forth herein.

In consideration of the mutual covenants and agreements contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE I

THE NOTES

The Notes shall be issued to the Purchasers pursuant to Article II hereof, shall be subject to the terms and provisions of the Issuing and Paying Agency Agreement to be dated on or about September 28, 2012, between the Company and U.S. Bancorp Investments, Inc., as issuing and paying agent (the “IPAA”), and shall be in the form of note attached hereto as Annex C.

ARTICLE II

PURCHASE AND SALE

Section 2.1                                      Purchase and Sale.  Upon the terms and subject to the conditions of this Agreement, the Company agrees to issue and sell to the Purchasers, and the Purchasers agree to purchase from the Company, $75,000,000 principal amount of Notes at a purchase price equal to 98.850% of such principal amount (the “Purchase Price”).  Each Purchaser shall purchase the amount of the Notes set forth next to the name of such Purchaser in Annex A.

Section 2.2                                      Payment of Purchase Price; Closing.  The Company will deliver the Notes to the Purchasers, against payment by or on behalf of the Purchasers of the Purchase Price therefor (as set forth above in Section 2.1) by wire transfer in immediately available funds to the account designated in writing by the Company.  Delivery of the Notes shall be through the facilities of The Depository Trust Company.  The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on September 28, 2012, unless otherwise extended by mutual agreement of the parties (such time being referred to herein as the “Closing”).

The documents to be delivered at the Closing by or on behalf of the parties hereto pursuant to this Article II, will be delivered at the Closing at the offices of Sidley Austin LLP,

787 Seventh Avenue, New York, New York (the “Closing Location”).  Final drafts of the documents to be delivered pursuant to the preceding sentence will be provided to the parties hereto no later than noon, New York City time, on the day next preceding the Closing.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Purchasers as of the date hereof that:

Section 3.1                                      Existence and Power.  The Company is duly organized and validly existing as a corporation in good standing under the laws of the state of Delaware and has all power and authority to enter into and perform its obligations under this Agreement.

Section 3.2                                      Capitalization.  As of the date hereof, the Company has (i) 50,000,000 authorized Common Shares, par value $0.01 per share, of which 22,211,454 shares are outstanding, and (ii) 1,000,000 authorized shares of preferred stock, par value $0.01 per share, of which no shares are outstanding. All of the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and were not issued in violation of any preemptive rights, resale rights, rights of first refusal or similar rights.

Section 3.3                                      Financial Statements.  The Company has previously made available to the Purchaser (i) the audited consolidated statements of financial condition (including related notes and schedules) of the Company as of December 31, 2011 and 2010 and the consolidated statements of income, comprehensive income, changes in shareholders’ equity and cash flows (including related notes and schedules, if any) of the Company for each of the three (3) years ended December 31, 2011, as set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011(as filed with the United States Securities and Exchange Commission (the “SEC”) on March 15, 2012) and (ii) the unaudited interim consolidated financial statements of the Company as of the end of each calendar quarter following December 31, 2011, and for the periods then ended, as set forth in the Company’s applicable Quarterly Reports on Form 10-Q (“Form 10-Q”) (as filed by the Company with the SEC on May 10, 2012 and August 9, 2012)(collectively, the “Company Financial Statements”). The Company Financial Statements fairly present in each case in all material respects (subject in the case of the unaudited interim statements to normal year-end adjustments) the consolidated financial position, results of operations and cash flows of the Company as of and for the respective periods ending on the dates thereof, in accordance with GAAP during the periods involved, except as indicated in the notes thereto, or in the case of unaudited statements, as permitted by Form 10-Q.

Section 3.4                                      Tax Matters.  The Company and its subsidiary, Berkshire Bank (the “Bank”) are members of the same affiliated group within the meaning of Internal Revenue Code Section 1504(a). The Company, on behalf of itself and the Bank, has timely filed or caused to be filed all tax returns (including, but not limited to, those filed on a consolidated, combined or unitary basis) required to have been filed by the Company and the Bank prior to the date hereof, or requests for extensions to file such returns and reports have been timely filed (“Tax Returns”).  All such Tax Returns are true, correct, and complete in all material respects.

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Section 3.5                                      Ownership of Property.  Except as set forth in Annex D, the Company and the Bank have good and, as to real property, marketable title to all assets and properties owned by the Company and the Bank, as applicable, in the conduct of its businesses, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the most recent consolidated statement of financial condition contained in the Company Financial Statements or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of in the ordinary course of business, since the date of such consolidated statement of financial condition), subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) those items which secure liabilities for public or statutory obligations or any discount with, borrowing from or other obligations to the Federal Home Loan Bank of Boston, inter-bank credit facilities, reverse repurchase agreements or any transaction by the Bank acting in a fiduciary capacity, and (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith.  The Company and the Bank, as lessee, have the right under valid and existing leases of real and personal properties used by the Company and the Bank in the conduct of their businesses to occupy or use all such properties as presently occupied and used by each of them.  Such existing leases and commitments to lease constitute or will constitute operating leases for both tax and financial accounting purposes and the lease expense and minimum rental commitments with respect to such leases and lease commitments are as disclosed in all material respects in the notes to the Company Financial Statements.

Section 3.6                                      Authorization.  The execution, delivery and performance of this Agreement has been authorized by all necessary action on the part of the Company and its Affiliates, and this Agreement is a valid and binding obligation of the Company, enforceable against it in accordance with its terms (except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditor’s rights generally and subject to general principles of equity subject to 12 U.S.C. §1818(b)(6)(D) or any successor statute and similar bank regulatory powers).  For purposes of this Agreement, “Affiliate” shall mean, with respect to any person, any other person which directly or indirectly controls or is controlled by or is under common control with such person; “control” (including its correlative meanings, “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise); and “person” shall mean an individual, corporation, association, partnership, trust, joint venture, business trust or unincorporated organization, or a government or any agency or political subdivision thereof.

Section 3.7                                      Issuance of Notes.  The Notes have been duly authorized and issued by the Company and, upon execution, authentication, delivery and payment therefor as provided in this Agreement and the IPAA, will be validly issued and outstanding, will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms (except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditor’s rights generally and subject to general principles of equity and subject to 12. U.S.C. §1818(b)(6)(D) or any successor statute and similar bank regulatory powers) and will conform in all material respects to the description thereof set forth in the Private Placement Memorandum.

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Section 3.8                                      Governmental Authorization.  As of the date hereof, no permit, authorization, consent or approval of or by any governmental authority is required to be obtained or made by the Company in connection with the execution, delivery and performance by it of this Agreement, the consummation by it of the transactions contemplated hereby or thereby, or the issuance, sale or delivery to the Purchaser by the Company of the Notes, except such as have been already obtained or, solely with respect to the Company’s ability to redeem the Notes from time to time, as disclosed in the Private Placement Memorandum.

Section 3.9                                      Non-Contravention.  The issuance and sale of the Notes and the compliance by the Company with all of the provisions of this Agreement and the IPAA and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the termination of or accelerate the performance required by, or result in a right of termination or acceleration under (A) any provision of the organizational or governing documents of the Company, (B) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject or (C) any statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties; other than in the case of clauses (B) and (C), for conflicts, breaches, violations, defaults, terminations or accelerations that would not reasonably be expected to be material to the Company.

Section 3.10                                No Brokers.  Neither the Company nor its Affiliates have employed any broker or finder in connection with the transactions contemplated by this Agreement other than those paid exclusively by the Company or its Affiliates.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PURCHASERS

Each of the Purchasers represent and warrant to the Company as of the date hereof that:

Section 4.1                                      Existence and Power.  Such Purchaser is duly organized, validly existing and in good standing under the laws of the state of its organization and has all power and authority to enter into and perform its obligations under this Agreement.

Section 4.2                                      Authorization.  The execution, delivery and performance of this Agreement has been authorized by all necessary action on the part of such Purchaser and their Affiliates, and this Agreement is a valid and binding obligation of such Purchaser, enforceable against it in accordance with its terms (except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditor’s rights generally and subject to general principles of equity).

Section 4.3                                      Governmental Authorization.  As of the date hereof, no permit, authorization, consent or approval of or by any governmental authority is required to be obtained or made by such Purchaser in connection with the execution, delivery and performance by it of

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this Agreement, the consummation by it of the transactions contemplated hereby or thereby, or the issuance, sale or delivery to such Purchaser by the Company of the Notes.

Section 4.4                                      Non-Contravention.  The execution, delivery and performance of this Agreement will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the termination of or accelerate the performance required by, or result in a right of termination or acceleration under, (A) any provision of the organizational or governing documents of such Purchaser or (B) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Purchaser is a party or by which such Purchaser is bound or to which any of the property or assets of such Purchaser is subject, or (C) any statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over such Purchaser or any of its respective properties; other than in the case of clauses (B) and (C), for conflicts, breaches, violations, defaults, terminations or accelerations that would not reasonably be expected to adversely impact or delay the ability of such Purchaser to consummate the transactions contemplated hereby.

Section 4.5                                      Purchaser Qualifications.

(a)                                  Not Registered Under Securities Act.  Each of the Purchasers understands that (i) the Notes have not been registered under the Securities Act of 1933, as amended (“Securities Act”) or any state securities laws by reason of their issuance by the Company in a transaction exempt from the registration requirements thereof, (ii) it may need to hold the Notes indefinitely and continue to bear the economic risk of its investment in the Notes unless the Notes are subsequently registered under the Securities Act and such applicable state securities laws or an exemption from such registrations are available, (iii) it is not anticipated that there will be any public market for the Notes, (iv) Rule 144 promulgated under the Securities Act (“Rule 144”) is not presently available with respect to sales of the Notes, (v) when and if the Notes may be disposed of without registration in reliance upon Rule 144, such disposition can be made only in accordance with the terms and conditions of Rule 144 and the provisions of the IPAA and the Notes, (vi) if the exemption afforded by Rule 144 is not available, public sale of the Notes without registration will require the availability of an exemption under the Securities Act, (vii) restrictive legends shall be placed on any certificate representing the Notes and (viii) a notation shall be made in the appropriate records of the Company indicating that the Notes are subject to restrictions on transfer and, if the Company should in the future engage the services of a transfer agent, appropriate stop-transfer instructions will be issued to such transfer agent with respect to the Notes.

(b)                                 Accredited Investor.  Each Purchaser is an institution that is an accredited investor within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities representing an investment decision like that involved in the investment in the Notes, and is acquiring the Notes for its own account for investment only and not with a view to a resale in connection with any distribution thereof (within the meaning of the Securities Act);

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(c)                                  Information and Risk.

(i)                                     Each Purchaser has carefully reviewed the Private Placement Memorandum and has requested, received, reviewed and considered all information such Purchaser deems relevant in making an informed decision to invest in the Notes.  Such Purchaser has had an opportunity to discuss the Company’s business, management and financial affairs and also had an opportunity to ask questions that were answered to such Purchaser’s satisfaction;

(ii)                                  Each Purchaser recognizes that an investment in the Notes involves a high degree of risk, including a risk of total loss of the Purchaser’s investment.  Each Purchaser is able to bear the economic risk of holding the Notes for an indefinite period, and has knowledge and experience in the financial and business matters such that it is capable of evaluating the risks of the investment in the Notes and understands such risks, including, but not limited to, those set forth and incorporated by reference under the caption “Risk Factors” in the Private Placement Memorandum and understands that there is no existing market for the Notes and there is no expectation that any such market will exist in the future;

(iii)                               Each Purchaser represents and warrants that it has been given access to information regarding the Company (including the Company’s periodic reports and proxy statement/prospectus relating to the Company’s proposed acquisition of Beacon Federal Bancorp, Inc. and its subsidiaries as filed with the SEC) and have utilized such access to its satisfaction for the purpose of obtaining such information concerning the Company and the Notes as each Purchaser has deemed necessary to make an investment decision; and

(iv)                              Each Purchaser has, in connection with such Purchaser’s decision to acquire the Notes as set forth in Annex A, not relied upon any representations or other information (whether oral or written) with respect to the Company or any Affiliate of the Company other than the information contained or incorporated by reference in the Private Placement Memorandum and the representations and warranties contained in this Agreement, and such Purchaser has, with respect to all matters relating to the issuance of the Notes, relied solely upon the advice of such Purchaser’s own counsel and has not relied upon or consulted counsel to the Company or its Affiliates.

(d)                                 Denominations.  Each Purchaser understands that the Notes must be held in minimum denominations of $1,000 and cannot be exchanged for Notes in smaller denominations and that each certificate representing Notes will bear a legend to the foregoing effect.

Section 4.6                                      No Brokers.  None of the Purchasers nor any of their respective Affiliates has employed any broker or finder in connection with the transactions contemplated by this Agreement other than those paid exclusively by such Purchaser or its Affiliates.

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Section 4.7                                      Future or Contemporaneous Transactions Acknowledgement.  Each Purchaser acknowledges that, from time to time, the Company may issue and sell debt of the Company and that such debt securities may have different terms than the Notes or the transactions may be on different terms and conditions than those contemplated under this Agreement.

ARTICLE V

CONDITIONS TO CLOSING

Section 5.1                                      Conditions to the Obligations of the Company.  The obligations of the Company hereunder shall be subject to the following conditions:

(a)                                  All representations and warranties and other statements of the Purchasers herein are, at and as of the Closing, true and correct; and

(b)                                 Each of the Purchasers shall have performed all of its obligations hereunder theretofore to be performed.

Section 5.2                                      Conditions to the Obligations of the Purchasers.  The obligations of each Purchaser hereunder shall be subject to the following conditions:

(a)                                  All representations and warranties and other statements of the Company herein are, at and as of the Closing, true and correct; and

(b)                                 The Company shall have performed all of its obligations hereunder theretofore to be performed.

ARTICLE VI

MISCELLANEOUS

Section 6.1                                      Transfer Restrictions.  Each Purchaser, and any other holder of the Notes pursuant to a transfer permitted hereunder shall be permitted to transfer the Notes only in compliance with the transfer restrictions set forth in the Private Placement Memorandum, the IPAA and the Notes.  Any such transfer must be made in compliance with the registration requirements of the Securities Act or any other applicable securities laws, pursuant to an exemption therefrom or in a transaction not subject thereto, and unless the Notes are registered pursuant to the Securities Act, any such transfer shall be subject to the requirement that each Purchaser provide evidence to the reasonable satisfaction of the Company that the proposed transferee satisfies the requirements and conditions for the relevant exemption under the Securities Act.  Each Purchaser understands and agrees that legends to the following effect will be placed on any certificate evidencing Notes issued to such Purchaser (as may be modified by the Company and the Issuing and Paying Agent from time to time):

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THE INDEBTEDNESS EVIDENCED BY THIS SUBORDINATED NOTE IS NOT A DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION (THE “FDIC”) OR ANY OTHER GOVERNMENT AGENCY OR FUND.

THE INDEBTEDNESS EVIDENCED BY THIS SUBORDINATED NOTE IS SUBORDINATED AND JUNIOR IN RIGHT OF PAYMENT TO THE OBLIGATIONS OF BERKSHIRE HILLS BANCORP, INC. (THE “ISSUER”) TO ITS GENERAL AND SECURED CREDITORS (TO THE EXTENT OF SUCH SECURITY), TO DEPOSITS AND LIABILITIES OF BERKSHIRE BANK AND BERKSHIRE BANK MUNICIPAL BANK AND IS UNSECURED AND INELIGIBLE AS COLLATERAL FOR A LOAN BY THE ISSUER OR ANY OF ITS BANK SUBSIDIARIES.

EACH SUBORDINATED NOTE WILL BE ISSUED AND MAY BE TRANSFERRED ONLY IN MINIMUM DENOMINATIONS OF $1,000 AND MULTIPLES OF $1,000 IN EXCESS THEREOF. ANY ATTEMPTED TRANSFER OF A SUBORDINATED NOTE IN A DENOMINATION OF LESS THAN $1,000 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER AND MAY BE DISREGARDED BY THE ISSUER OR ANY OF ITS AGENTS. ANY SUCH PURPORTED TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF SUCH SUBORDINATED NOTE FOR ANY PURPOSE, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF PAYMENTS ON SUCH SUBORDINATED NOTE, AND SUCH PURPORTED TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH SUBORDINATED NOTE.

THIS SUBORDINATED NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS OR ANY OTHER APPLICABLE SECURITIES LAWS.  NEITHER THIS NOTE NOR ANY INTEREST HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REQUIREMENTS OF THE SECURITIES ACT. THIS SUBORDINATED NOTE IS ISSUED SUBJECT TO THE RESTRICTIONS ON TRANSFER, EXERCISE AND OTHER PROVISIONS OF A SUBSCRIPTION AGREEMENT, DATED SEPTEMBER 20, 2012 BETWEEN THE ISSUER AND THE PURCHASERS REFERRED TO THEREIN AND AN ISSUING AND PAYING AGENCY AGREEMENT, DATED SEPTEMBER 28, 2012, BETWEEN THE ISSUER AND U.S. BANK NATIONAL ASSOCIATION, AS ISSUING AND PAYING AGENT. COPIES OF WHICH, IN EACH CASE, ARE ON FILE WITH THE ISSUER. THIS SUBORINDATED NOTE MAY NOT BE TRANSFERRED OR EXERCISED EXCEPT IN COMPLIANCE WITH SAID AGREEMENTS. ANY SALE OR OTHER TRANSFER NOT IN COMPLIANCE WITH SAID AGREEMENTS WILL BE VOID.

THIS IS A GLOBAL NOTE WITHIN THE MEANING OF SECTION 2 OF THE ISSUING AND PAYING AGENCY AGREEMENT.

UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATED NOTE ISSUED IN EXCHANGE FOR THIS NOTE OR ANY PORTION HEREOF IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE

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& CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON OTHER THAN DTC OR A NOMINEE THEREOF IS WRONGFUL IN AS SUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Section 6.2                                      Notices.  All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or by facsimile or seven days after having been sent by certified mail, return receipt requested, postage prepaid, to the parties to this Agreement at the following address or to such other address either party to this Agreement shall specify by notice to the other party:

(i)	If to the Company:

Berkshire Hills Bancorp, Inc.
24 North Street
Pittsfield, Massachusetts 01201
Attention: Kevin P. Riley, Executive Vice President/Chief Financial Officer
Facsimile: 413-443-3587

with a copy to (which shall not constitute notice):

Wm. Gordon Prescott, Esq.
General Counsel and Corporate Secretary
Berkshire Hills Bancorp, Inc.
24 North Street
Pittsfield, Massachusetts 01201
Facsimile: 413-443-3587

Luse Gorman Pomerenk & Schick, P.C.
5335 Wisconsin Avenue, NW Suite 780
Washington, D.C. 20015
Attention: Marc P. Levy
Facsimile: (202) 362-2902

(ii)	If to the Purchasers:

Section 6.3                                      Further Assurances.  Each party hereto shall do and perform or cause to be done and performed all further acts and shall execute and deliver all other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

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Section 6.4                                      Amendments and Waivers.

(a)                                  Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is duly executed and delivered by the Company and the Purchasers; and

(b)                                 No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 6.5                                      Fees and Expenses.  Each party hereto shall pay all of its own fees and expenses (including attorneys’ fees) incurred in connection with this Agreement and the transactions contemplated hereby.

Section 6.6                                      Successors and Assigns.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that neither party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party hereto.

Section 6.7                                      Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 6.8                                      Jurisdiction.  The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may only be brought in the United States District Court for the Southern District of New York or any New York State court sitting in the Borough of Manhattan in New York City, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum.  Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

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Section 6.9                                      Waiver Of Jury Trial.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 6.10                                Entire Agreement.  This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties and/or their Affiliates with respect to the subject matter of this Agreement.

Section 6.11                                Effect of Headings and Table of Contents.  The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 6.12                                Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be deemed to be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforced in accordance with its terms to the maximum extent permitted by law.

Section 6.13                                Counterparts; Third Party Beneficiaries.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures were upon the same instrument.  No provision of this Agreement shall confer upon any person other than the parties hereto any rights or remedies hereunder.

Section 6.14                                Taxes.  The Purchasers shall be responsible for and shall timely pay all taxes imposed on Purchasers as a result of the acquisition or ownership of the Notes issued hereunder.[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Berkshire Hills Bancorp, Inc.

By:
Name: Kevin P. Riley
Title: Executive Vice President/Chief Financial Officer

[ ]

ANNEX C

FORM OF

SUBORDINATED NOTE CERTIFICATE

BERKSHIRE HILLS BANCORP, INC.

6.875% Fixed-to-Floating Rate Subordinated Notes Due 2027

THE INDEBTEDNESS EVIDENCED BY THIS SUBORDINATED NOTE IS NOT A DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION (THE “FDIC”) OR ANY OTHER GOVERNMENT AGENCY OR FUND.

THE INDEBTEDNESS EVIDENCED BY THIS SUBORDINATED NOTE IS SUBORDINATED AND JUNIOR IN RIGHT OF PAYMENT TO THE OBLIGATIONS OF BERKSHIRE HILLS BANCORP, INC. (THE “ISSUER”) TO ITS GENERAL AND SECURED CREDITORS (TO THE EXTENT OF SUCH SECURITY), TO DEPOSITS AND LIABILITIES OF BERKSHIRE BANK AND BERKSHIRE BANK MUNICIPAL BANK AND IS UNSECURED AND INELIGIBLE AS COLLATERAL FOR A LOAN BY THE ISSUER OR ANY OF ITS BANK SUBSIDIARIES.

EACH SUBORDINATED NOTE WILL BE ISSUED AND MAY BE TRANSFERRED ONLY IN MINIMUM DENOMINATIONS OF $1,000 AND MULTIPLES OF $1,000 IN EXCESS THEREOF. ANY ATTEMPTED TRANSFER OF A SUBORDINATED NOTE IN A DENOMINATION OF LESS THAN $1,000 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER AND MAY BE DISREGARDED BY THE ISSUER OR ANY OF ITS AGENTS. ANY SUCH PURPORTED TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF SUCH SUBORDINATED NOTE FOR ANY PURPOSE, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF PAYMENTS ON SUCH SUBORDINATED NOTE, AND SUCH PURPORTED TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH SUBORDINATED NOTE.

THIS SUBORDINATED NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS OR ANY OTHER APPLICABLE SECURITIES LAWS.  NEITHER THIS NOTE NOR ANY INTEREST HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REQUIREMENTS OF THE SECURITIES ACT. THIS SUBORDINATED NOTE IS ISSUED SUBJECT TO THE RESTRICTIONS ON TRANSFER, EXERCISE AND OTHER PROVISIONS OF A SUBSCRIPTION AGREEMENT, DATED SEPTEMBER 20, 2012 BETWEEN THE ISSUER AND THE PURCHASERS REFERRED TO THEREIN AND AN ISSUING AND PAYING AGENCY AGREEMENT, DATED SEPTEMBER 28, 2012, BETWEEN THE ISSUER AND U.S. BANK NATIONAL ASSOCIATION, AS ISSUING AND PAYING AGENT, COPIES OF WHICH, IN EACH CASE, ARE ON FILE WITH THE ISSUER. THIS SUBORDINATED NOTE MAY NOT BE TRANSFERRED OR EXERCISED EXCEPT IN COMPLIANCE WITH SAID AGREEMENTS. ANY SALE OR OTHER TRANSFER NOT IN COMPLIANCE WITH SAID AGREEMENTS WILL BE VOID.

THIS IS A GLOBAL NOTE WITHIN THE MEANING OF SECTION 2 OF THE ISSUING AND PAYING AGENCY AGREEMENT.

UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATED NOTE ISSUED IN EXCHANGE FOR THIS NOTE OR ANY PORTION HEREOF IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON OTHER THAN DTC OR A NOMINEE THEREOF IS WRONGFUL IN AS SUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Registered No. 1	Principal Amount:	$75,000,000

	CUSIP:	084680 AA5

BERKSHIRE HILLS BANCORP, INC.

6.875% Fixed-to-Floating Rate Subordinated Notes Due 2027

1.                                       Payment.

(a)                                  BERKSHIRE HILLS BANCORP, INC., a savings and loan holding company incorporated under the laws of the state of Delaware (the “Issuer”), for value received, hereby promises to pay to Cede & Co., or registered assigns, as nominee of DTC, the principal sum of Seventy-Five Million Dollars (U.S.) ($75,000,000) on September 28, 2027 (the “Maturity Date”) and to pay interest thereon (i) at the rate of 6.875% per year (computed on the basis of a 360-day year of twelve 30-day months) from and including September 28, 2012 to but excluding September 28, 2022 or early redemption date (the “Fixed Rate Interest Period”), payable during the Fixed Rate Interest Period semi-annually in arrears, on March 28 and September 28 of each year (each, a “Fixed Interest Payment Date”), and (ii) at the rate per annum equal to the three-month LIBOR rate plus 511.3 basis points (computed on the basis of a 360-day year based on the number of days actually elapsed) from and including September 28, 2022 to the Maturity Date or early redemption date (the “Floating Rate Interest Period”), payable quarterly on each March 28, June 28, September 28 and December 28 (each, a “Floating Interest Payment Date” and together with each Fixed Interest Payment Date, the “Interest Payment Dates”).

(b)                                 Any payment of principal of or interest on this Note that would otherwise become due and payable on a day which is not a Business Day shall become due and payable on the next succeeding Business Day, with the same force and effect as if made on the date for payment of such principal or interest, and no interest shall accrue in respect of such payment for the period after such day.  The term “Business Day” means any day other than a Saturday, Sunday, federal holiday or day on which banks in the State of New York are authorized or obligated by law or executive order to be closed.

2.                                       Subordinated Notes, Noteholders.  This Note is a duly authorized issue of notes of the Issuer designated as 6.875% Fixed-to-Floating Rate Subordinated Notes Due 2027 (herein called the “Subordinated Notes” or the “Notes”) issued under the Issuing and Paying Agency Agreement, dated as of September 28, 2012 (the “Issuing and Paying Agency Agreement”), between the Issuer and U.S. Bank National Association, as Issuing and Paying Agent (herein called the “Issuing and Paying Agent”, which term includes any successor issuing and paying agent under the Issuing and Paying Agency Agreement) and reference is hereby made to the Issuing and Paying Agency Agreement for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer and the Issuing and Paying Agent and of the terms upon which the Subordinated Notes are, and are to be, authenticated and delivered.

The holder in whose name any Subordinated Notes are registered on the Security Register is referred to as a “Noteholder,” and such holders collectively are referred to as the “Noteholders.”

3.                                       Optional Redemption.  The Issuer may, at its option beginning with the Floating Interest Payment Date on September 28, 2022, or on any scheduled Floating Interest Payment Date thereafter, redeem the Subordinated Notes in whole or in part at a redemption price equal to 100% of the principal amount of the redeemed Subordinated Notes, plus any accrued but unpaid interest to the date of the redemption. The option of redemption is subject to consultation with the Federal Reserve Bank of Boston.

The Issuer will notify by mail Noteholders of the Subordinated Notes to be redeemed at least 30 but not more than 60 calendar days before the scheduled redemption.  If the Issuer is redeeming less than all the Subordinated Notes, the Issuing and Paying Agent under the Issuing and Paying Agency Agreement must select the Subordinated Notes to be redeemed by such method as the Issuing and Paying Agent deems fair and appropriate subject to the rules and procedures of DTC.

Any time the Subordinated Notes remain outstanding, to the extent the Issuer makes a reasonable determination (as evidenced by an officers’ certificate delivered to the Issuing and Paying Agent) that, as a result of the occurrence of any amendment to, or change (including any announced prospective change) in, the laws (or any rules or regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws, rules or regulations, which amendment or change is effective or which pronouncement, action or decision is announced on or after the date of issuance of the Subordinated Notes, there is more than an insubstantial risk that the Issuer is not, or will not be entitled to treat the Subordinated Notes as “Tier 2” capital (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve Board (the “Federal Reserve”), as then in effect and applicable to the Issuer.  The Issuer may, at its option, redeem the Subordinated Notes in whole or in part on not fewer than 30 nor greater than 60 days’ prior notice mailed to the holders of the Subordinated Notes, subject to the Federal Reserve’s approval, to the extent required.  In the event of any such redemption, the redemption price shall be 105% of the aggregate principal amount of the notes being redeemed (plus accrued and unpaid interest through the early redemption date).

On and after any redemption date, interest will cease to accrue on the Subordinated Notes called for redemption. On or prior to any redemption date, the Issuer is required to deposit with the Issuing and Paying Agent money sufficient to pay the redemption price of and accrued interest on the notes to be redeemed on such date.

4.                                       Subordination.  The indebtedness of the Issuer evidenced by the Subordinated Notes, including the principal and interest on this Note, shall be subordinate and junior in right of payment to the Issuer’s obligations to its creditors (except any other obligations which expressly by their terms rank on a parity with or subordinate or junior to the Subordinated Notes).  In the event of any bankruptcy, insolvency, receivership, reorganization, or similar proceedings or any liquidation, dissolution, assignment for the benefit of creditors or winding up of the Issuer, Berkshire Bank or Berkshire Bank Municipal Bank, whether voluntary or involuntary, all obligations of the Issuer (except any other obligations which expressly by their terms rank on a parity with or subordinate or junior to the Subordinated Notes) shall be entitled to be paid in full before any payment shall be made on account of the principal of or interest on the Subordinated Notes, including this Note.  In the event of any such proceeding, after payment in full of all sums owing with respect to such prior obligations, the Noteholders, together with the holders of any obligations of the Issuer ranking on a parity with the Subordinated Notes, shall be entitled to be paid from the remaining assets of the Issuer the unpaid principal thereof, and the unpaid interest thereon before any payment or other distribution, whether in cash, property or otherwise, shall be made on account of any capital stock or any obligations of the Issuer ranking subordinate or junior to the Subordinated Notes.

Nothing herein shall impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note in accordance with its terms.

5.                                       Consolidation, Merger and Sale of Assets.  The Issuer shall not consolidate with or merge into another corporation or convey or transfer its properties and assets substantially as an entirety to any person or entity, unless:

(a)                                  the corporation formed by such consolidation or into which the Issuer is merged or the person or entity which acquires by conveyance or transfer the properties and assets of the Issuer substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and expressly shall assume, by a supplemental agreement, the due and punctual payment of the principal of and any interest on the Subordinated Notes according to their terms, and the due and punctual performance and observance of all covenants and conditions to be performed by the Issuer in the Issuing and Paying Agency Agreement; and

(b)                                 immediately after giving effect to such transaction, no Event of Default (as defined below), and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing.

6.                                       Events of Default; Acceleration.  If any of the following events shall occur and be continuing (each an “Event of Default”):

(a)                                  the Issuer or any Major Subsidiary Depository Institution thereof shall consent to the appointment of a receiver, liquidator, trustee or other similar official in any bankruptcy, liquidation, insolvency or similar proceeding with respect to the Issuer or any Major Subsidiary Depository Institution thereof; or

(b)                                 a court or other governmental agency or body having jurisdiction shall enter a decree or order for the appointment of a receiver, liquidator, trustee or other similar official in any bankruptcy, receivership, liquidation, insolvency or similar proceeding with respect to the Issuer or any Major Subsidiary Depository Institution thereof and such decree or order shall have remained in force for 30 days;

then, and in each such case, unless the principal of this Note already shall have become due and payable, the holder of this Note, by notice in writing to the Issuer, may declare the principal amount of this Note to be due and payable immediately and, upon any such declaration the same shall become and shall be immediately due and payable.  The Issuer waives demand, presentment for payment, notice of nonpayment, notice of protest, and all other notices.

The Issuer shall promptly notify and promptly provide copies of the notice to the Issuing and Paying Agent who will promptly mail notice to the Noteholders.

The term “Major Subsidiary Depository Institution” is used herein as in 12 C.F.R. Part 225, Appendix A, or any successor regulation.

7.                                       Failure to Make Payment.  In the event of failure by the Issuer to make any required payment of principal or interest on this Note (and, in the case of payment of interest, such failure to pay shall have continued for 30 calendar days), the Noteholder may, among other things, institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Issuer and collect the amounts adjudged or decreed to be payable in the manner provided by law.

8.                                       Payment Procedures.  Payment of the principal and interest payable on the Maturity Date will be made by wire transfer in immediately available funds to a bank account in the United States designated by the Noteholder, upon presentation and surrender of this Note at the office of the Issuer or at such other place or places as the Issuer shall designate by notice to the Noteholders, provided that this Note is presented to the Issuer in time for the Issuer to make such payments in such funds in accordance with its normal procedures.  Payments of interest (other than interest payable on the Maturity Date or upon early redemption) shall be made by wire transfer in immediately available funds or check mailed to the person entitled thereto, as such person’s address appears on the Security Register maintained by the Issuing and Paying Agent as of the applicable Regular Record Date or to such other address in the United States as any Noteholder shall designate to the Issuing and Paying Agent in writing not later than the relevant Regular Record Date.  Interest payable on any Interest Payment Date shall be payable to the holder in whose name this Note is registered at the close of business on the fifteenth calendar day (whether or not a Business Day) immediately preceding the applicable Interest Payment Date (such date being referred to herein as the “Regular Record Date”) except that interest not punctually paid may be paid to the Noteholder in whose name this Note is registered at the close of business on a Special Record Date fixed by the Issuer (a “Special Record Date”) notice of which shall be given to the holder not less than 30 calendar days prior to such Special Record Date.  (The Regular Record Date and Special Record Date are referred to herein collectively as the “Record Dates”).  To the extent permitted by applicable law, interest shall accrue, at the rate at which interest accrues on the principal of this Note, on any amount of principal of or interest on this Note not paid when due.  All payments on this Note shall be applied first to accrued interest and then the balance, if any, to principal.

9.                                       Form of Payment, Maintenance of Payment Office.  Payments of principal of and interest on this Note shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.  Until the date on which all of the Subordinated Notes shall have been surrendered or delivered to the Issuer or the Issuing and Paying Agent for cancellation or destruction, or become due and payable and a sum sufficient to pay the principal of and interest on all of the Subordinated Notes shall have been either paid or reserved for payment by the Issuer as provided herein, the Issuer shall at all times maintain an office or agency in the State of New York where Subordinated Notes may be presented or surrendered for payment.

10.                                 Registration of Transfer, Security Register.  Except as otherwise provided herein, this Note is transferable in whole or in part, and may be exchanged for a like aggregate principal amount of Subordinated Notes of other authorized denominations, by the Noteholder in person, or by his attorney duly authorized in writing, at the office of the Issuing and Paying Agent.  The Issuing and Paying Agent shall maintain a register providing for the registration of the Subordinated Notes and any exchange or transfer thereof (the “Security Register”).  Upon surrender or presentation of this Note for exchange or registration of transfer, the Issuer shall execute and deliver in exchange therefor a Note or Notes of like aggregate principal amount, each in a denomination of $1,000 or any amount in excess thereof which is an integral multiple of $1,000 (and, in the absence of an opinion of counsel satisfactory to the Issuer to the contrary), bearing the restrictive legends set forth on the face of this Note and that is or are registered in such name or names requested by the Noteholder.  Any Note presented or surrendered for registration of transfer or for exchange shall be duly endorsed, or accompanied by a written instrument of transfer in the form and such evidence of due authorization and guarantee of signature as may reasonably be required by the Issuer in form satisfactory to the Issuer, duly executed by the Noteholder or his attorney duly authorized in writing, with such tax identification number or other information for each person in whose name a Note is to be issued, and accompanied by evidence of compliance with any restrictive legends appearing on such Note or Notes as the Issuer may reasonably request to comply with applicable law.  No exchange or registration of transfer of this Note shall be made on or after the fifteenth day immediately preceding the Maturity Date.  This Note is subject to the restrictions on transfer of a subscription agreement between the Issuer of this Note and the purchaser referred to therein, a copy of which is on file with the Issuer.  The Note may not be sold or otherwise transferred except in compliance with said agreement.

11.                                 Charges and Transfer Taxes.  No service charge (other than any cost of delivery) shall be imposed for any exchange or registration of transfer of this Note, but the Issuer may require the payment of a sum sufficient to cover any stamp or other tax or governmental charge that may be imposed in connection therewith (or presentation of evidence that such tax or charge has been paid).

12.                                 Ownership.  Prior to due presentment of this Note for registration of transfer, the Issuer may treat the Noteholder as the absolute owner of this Note for receiving payments of principal of and interest on this Note and for all other purposes whatsoever.

13.                                 Priority.  The Subordinated Notes rank pari passu among themselves and pari passu, in the event of any bankruptcy, insolvency, receivership, reorganization, or similar proceedings or any liquidation, dissolution, assignment for the benefit of creditors or winding up of the Issuer, Berkshire Bank or Berkshire Bank Municipal Bank, whether voluntary or involuntary, with all other present or future unsecured subordinated debt obligations of the Issuer, except any unsecured subordinated debt that may be expressly stated to be senior to or subordinate or junior to the Subordinated Notes.

14.                                 Notices.  All notices to the Issuer under this Note shall be in writing and addressed to the Issuer at 24 North Street, Pittsfield, Pennsylvania 01201, Attention:  Kevin P. Riley, Chief Financial Officer, or to such other address as the Issuer may provide by notice to the holder.  All notices to the Noteholders shall be in writing and sent by first-class mail to each Noteholder at his or its address as set forth in the Security Register.  For so long as the Notes of any series are represented by Global Notes, any notices to Noteholders will be delivered to DTC as the sole Noteholder in accordance with its applicable policies as in effect from time to time.

15.                                 Denominations.  The Subordinated Notes are issuable only as unregistered Notes without interest coupons in denominations of $1,000 or any amount in excess thereof which is a whole multiple of $1,000.

16.                                 Modification and Assignment.

(a)                                  Without the consent of any Noteholders, the Issuer and the Issuing and Paying Agent may enter into one or more modifications of the Subordinated Notes, in form satisfactory to the Issuing and Paying Agent, to (i) evidence the succession of another corporation to the Issuer and the assumption by any such successor of the obligations of the Issuer contained in the Subordinated Notes, (ii) change or eliminate any of the provisions of the Issuing and Paying Agency Agreement, provided that any such change or elimination shall become effective only when there is no outstanding Note created prior to the execution of such amendment or modification which is entitled to the benefit of such provisions (iii) establish other forms or terms of Subordinated Notes as permitted in the Issuing and Paying Agency Agreement, (iv) evidence and provide for the acceptance of appointment under the Issuing and Paying Agency Agreement by a successor Issuing and Paying Agent, (v) cure any ambiguity, correct or supplement any provisions in the Subordinated Notes which may be inconsistent with any other provisions herein or in the Note Subscription Agreement, the Issuing and Paying Agency Agreement, or make any other provisions with respect to matters or questions arising herein or in the Note Subscription Agreement or the Issuing and Paying Agency Agreement; provided that such action shall not adversely affect the interests of any Noteholder in any material respect, and (vi) modify the restrictions on and procedures for resales and other transfers of the Subordinated Notes to reflect any change in applicable law or regulation (or the interpretation thereof) or in practices relating to the resale or other transfer of restricted securities generally, or (vii) modify, eliminate or add to the provisions of the Issuing and Paying Agency Agreement to such extent as shall be necessary to qualify the Issuing and Paying Agency Agreement (including any supplemental agreement thereto) under the Trust Indenture Act of 1939, as amended, or under such similar statute hereafter enacted.

(b)                                 With the consent of the Noteholders of a majority in aggregate principal amount of the outstanding Subordinated Notes affected thereby, the Issuer may enter into one or more amendments hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, or of modifying in any manner the rights of the Noteholders; provided, however, that no such amendment shall, without the consent of the Noteholders affected thereby: (i) change the stated maturity date of the principal (or any installment of principal) of any Note, or (ii) change any Interest Payment Date on which interest on any Note is to be paid, or (iii) reduce the principal amount of any Note, or (iv) reduce the rate of interest on any Note or (v) change the manner of calculation of interest, or (vi) change any of the redemption provisions of any Note, or (vii) change any place of payment, or (viii) the currency in which, the principal of, or premium, if any, or interest on, any Note is payable, or (ix) impair the right to institute suit for the enforcement of any required payment in respect of any Note on or after the stated maturity thereof, or (x) reduce the percentage of the aggregate principal amount of the outstanding Notes, the consent of whose Noteholders is required for the modification and amendment of, or (xi) waiver under the Notes or certain defaults hereunder, or (xii) modify any Notes relating to their modification, amendment or waiver other than to increase the percentage necessary for such action or to provide that other provisions of the Notes cannot be modified, amended or waived without the consent of the Noteholders of each outstanding Note affected thereby.

17.                                 Absolute and Unconditional Obligation of the Issuer.  No provisions of this Note shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed.

18.                                 Waiver and Consent.

(a)                                  Any consent or waiver given by the Noteholder shall be conclusive and binding upon such Noteholder and upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

(b)                                 No delay or omission of the Noteholder to exercise any right or remedy accruing upon any Event of Default shall impair such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.

(c)                                  Any insured depository institution which shall be a Noteholder or which otherwise shall have any beneficial ownership interest in any Note shall, by its acceptance of such Note (or beneficial interest therein), be deemed to have waived any right of offset with respect to the indebtedness evidenced thereby.

19.                                 Further Issues.  The Issuer may, without the consent of the Noteholders, create and issue additional notes having the same terms and conditions of the Subordinated Notes (except for the issue date, issue price and initial Interest Payment Date) so that such further notes would rank equally and ratably with the Subordinated Notes and form a single series with the Subordinated Notes.  No additional Subordinated Notes may be issued if any Event of Default has occurred and is continuing with respect to the Subordinated Notes.

20.                                 Governing Law.  This Note shall be governed by and construed in accordance with the laws of the State of New York, except that sections pertaining to the capital treatment of the Notes as “Tier 2” capital and certain events of bankruptcy, insolvency or reorganization of the Issuer or a receivership of Berkshire Bank or Berkshire Bank Municipal Bank will be governed exclusively by federal law.

IN WITNESS WHEREOF, the undersigned has caused this Note to be duly executed and attested.

BERKSHIRE HILLS BANCORP, INC.

By:
		Name:	Michael P. Daly
		Title:	President and Chief Executive Officer

ATTEST:

Name: Wm. Gordon Prescott
Title: General Counsel and Secretary

Dated: , 2012

[Note Signature Page]

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred
to in the within-mentioned Issuing
and Paying Agency Agreement

U.S. BANK NATIONAL ASSOCIATION
as Issuing and Paying Agent

By
Authorized Signature